UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2006

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Effective as of January 12, 2006, Symbol Technologies, Inc. (the "Registrant") announced that its Board of Directors had appointed Salvatore Iannuzzi to the position of President and Chief Executive Officer. The Registrant and Mr. Iannuzzi are currently negotiating the terms of Mr. Iannuzzi’s employment in connection with his service as President and Chief Executive Officer and information with respect to these terms is not available at this time. Mr. Iannuzzi will remain as Chief Financial Officer of the Registrant until a successor is identified.

Mr. Iannuzzi, 52, was elected a director by the Registrant’s Board of Directors on December 15, 2003 and served as non-executive Chairman of the Board of Directors from December 30, 2003 until April 7, 2005. Mr. Iannuzzi resigned as non-executive Chairman of the Board of Directors effective as of April 7, 2005 and joined the Registrant as its Senior Vice President, Chief Administrative and Control Officer on April 11, 2005. Mr. Iannuzzi assumed the additional role of Chief Financial Officer on July 14, 2005 and on August 1, 2005, Mr. Iannuzzi was appointed interim Chief Executive Officer of the Registrant. From March 2004 to April 2005, Mr. Iannuzzi was an independent consultant. He was employed as the Chief Administrative Officer of CIBC World Markets, Inc. from June 2000 to March 2004. From 1982 to 2000, he held several senior positions at Bankers Trust Company/Deutsche Bank, including senior control officer and head of corporate compliance.

Other than compensation for his services to the Registrant, there are no related party transactions between Mr. Iannuzzi and the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

January 12, 2006	By:	/s/ Peter M. Lieb

Name: Peter M. Lieb
Title: Senior Vice President, General Counsel and Secretary